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                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     / / Definitive proxy statement

     /X/ Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               KEMPER CORPORATION
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                (Name of Registrant as Specified in Its Charter)
                               KEMPER CORPORATION
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ Filing fee of $500 was previously paid in two payments on March 24, 1994 and March 28, 1994, the latter date when the Preliminary Proxy Statement was filed.

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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*Set forth the amount on which the filing fee is calculated and state how it was determined.
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                                                                          [LOGO]

DAVID B. MATHIS
Chairman and Chief Executive Officer

KEMPER CORPORATION
One Kemper Drive
Long Grove, IL 60049-0001 - 708/320-4700

                                                                     May 3, 1994

Dear Fellow Kemper Stockholders:

In recent weeks, I have met with many of our fellow stockholders. These discussions were especially informative, and we have listened closely.

Almost universally, you have supported our view regarding the inadequacy of GE's $55 per share proposal. At the same time, we hear -- and share -- your concerns that the market has not yet had the opportunity to reflect the far greater potential values put in place by Kemper's successful restructuring. Certainly, indications of market appreciation were becoming apparent as Kemper's stock price nearly doubled over the 15-month period immediately preceding GE's bid. And, we are confident that the market will more fully reflect our Plan over a very reasonable time frame. To demonstrate our confidence and address your concerns, your Board of Directors has authorized the following pledge:

     IF KEMPER CORPORATION COMMON STOCK FAILS TO TRADE AT A PRICE OF AT LEAST $65 PER SHARE ON AT LEAST 10 TRADING DAYS DURING AT LEAST ONE PERIOD OF 20 CONSECUTIVE TRADING DAYS BETWEEN MAY 3, 1994 AND MAY 26, 1995, THEN THE PROXY STATEMENT FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS WILL INCLUDE A REFERENDUM TO PROVIDE ALL KEMPER STOCKHOLDERS WITH AN OPPORTUNITY TO INDICATE TO THE BOARD OF DIRECTORS THE VIEW OF STOCKHOLDERS ON THE PROPOSITION AS TO WHETHER THE CORPORATION SHOULD BE PUT UP FOR SALE TO THE THEN HIGHEST BIDDER.*

We make this commitment to reaffirm our consistently held and stated position that our stockholders' best interests are served by not selling the Company at this time, and particularly not at an inadequate $55 per share price.

We believe very strongly that the central issue continues to be this: Will you, Kemper stockholders, be the ones to benefit from Kemper's future potential? Or will GE reap the benefits you deserve?

PLEASE SIGN AND RETURN YOUR WHITE PROXY CARD.

Sincerely,
[SIGNATURE]

David B. Mathis
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* The $65 price is not intended to be a valuation of, or any prediction of future market performance for, Kemper Corporation common stock. It is intended merely to serve as an objective test to determine if such a stockholder Referendum should be included on the agenda for next year's Annual Meeting of Stockholders. Any such Referendum would be advisory in nature, though the Board of Directors has determined that it would give great weight to the views of the stockholders expressed in the Referendum in exercising its fiduciary duties. There is no guarantee that a sale of Kemper Corporation would actually occur or, assuming it did, of the price that would be obtained.